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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 23, 2000

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)

DELAWARE                             0-23761                     33-0751685
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(State or other jurisdiction        (Commission                (IRS Employer
of incorporation)                  file number)              Identification No.)


Taubenstrasse 20, D-10117, Berlin, Germany                         10117
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(Address of principal executive offices)                       (Zip code)

Registrant's telephone number, including area code:       011 49 30 201 7780
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                        Kurchatov Research Holdings, Ltd.
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          (Former name or former address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets

Transactions Reported
---------------------

         This Current Report reports two transactions entered into by Advanced Technologies Industries, Inc. ("ATI" or "Company") to wit: (i) a transaction entered into between ATI and Nurescell, Inc. involving the formation of a company named Nurescell AG to be jointly owned by them and the entering into of certain agreements between Nurescell, Inc. and Nurescell AG, and (ii) an agreement entered into between shareholders of Nurescell, Inc. and ATI whereby ATI is to acquire 3,500,000 shares of the $.0001 par value stock of Nurescell, Inc. from said shareholders. On August 25, 2000 ATI issued a press release relating to these transactions which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Formation of Nurescell AG
-------------------------

         On August 23, 2000 ATI and Nurescell, Inc. entered into a transaction involving the formation of a German company named Nurescell AG which is to be owned 51% by Nurescell, Inc. and 49% by ATI.

         As part of the transaction Nurescell AG entered into an Investment Agreement with Nurescell, Inc. which reflects the percentage ownership interest of Nurescell, Inc. and ATI in Nurescell AG and further provides that Nurescell AG with ATI's assistance will use its best efforts to raise DM 20 Million (approximately $9.1 Million) in capital for Nurescell AG. This capital will be raised by the issuance of stock by Nurescell AG provided, however, that the additional shares cannot exceed 34% of the outstanding stock of Nurescell AG, and, further provided, that the dilution in ownership shall apply equally to Nurescell Inc. and ATI.

         The Investment Agreement further provides that for a period of five years Nurescell AG has the right to acquire up to $4 Million of the stock of Nurescell, Inc. from it. ATI is informed that Nurescell, Inc. has agreed to increase said sum to $10 Million. Nurescell AG and Nurescell, Inc. have agreed that the price for the stock will be 80% of the bid price of Nurescell Inc. determined at specified times. Nurescell, Inc. is traded on the OTC Bulletin Board. In addition, Nurescell AG has been granted the right to have the shares registered at the expense of Nurescell, Inc. if the registration is incident to the registration of other stock by Nurescell, Inc., or at the expense of Nurescell AG if it demands registration of the stock other than incident to the registration of other stock by Nurescell, Inc.

         The Investment Agreement also provides for the immediate resignation of Mr. William A. Wilson as President of Nurescell, Inc. and the election of Mr. James Samuelson, a Vice-President and Chief Financial Officer of ATI, as President of Nurescell, Inc. The agreement also provides for the appointment of one director of Nurescell, Inc. by Mr. Samuelson.

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         In addition, Nurescell AG and Nurescell, Inc. executed a License
Agreement whereby Nurescell, Inc. granted an exclusive license to Nurescell AG in the countries of the former Soviet Union, the Continent of Europe, and the British Isles to manufacture and market a proprietary technology owned by Nurescell Inc. The license term is until August 15, 2020 or when certain patents expire which have been applied for by Nurescell, Inc., whichever later occurs.

         The technology being licensed is defined in the License Agreement by Nurescell, Inc. as a novel material for shielding and internment of radioactive materials and radioactive waste as well as providing attenuation of x-ray energy. The License Agreement further states that the material demonstrates shielding and physical properties superior to commonly used shielding materials such as concrete, steel or, in some cases, lead.

         The License Agreement provides for the payment of a license fee of $1,000,000 to Nurescell, Inc. which sum is to be paid in four installments of $250,000 each commencing upon the execution of the agreement and continuing each quarter thereafter provided, however, that the entire $1,000,000 will be due at the time that a minimum of $4,000,000 in capital is raised by Nurescell AG. ATI has agreed to advance the $1,000,000 to Nurescell AG as the payments come due in consideration for its 49% interest therein. ATI is entitled under the agreement to obtain credit against the $1,000,000 for certain sums advanced by it for the formation of Nurescell AG. ATI has advanced the initial payment of $250,000 which has been paid to Nurescell, Inc . The source of these funds was the working capital of ATI.

         The 51% interest of Nurescell, Inc. in Nurescell AG was acquired by it as additional consideration for the granting of the license to Nurescell AG.

         The license fee was arrived at between Nurescell, Inc. and ATI as a result of negotiations between those parties. ATI investigated the application of this technology in the Russian and European markets and determined that there was a viable market for this technology and the payment of the $1,000,000 was reasonable for the acquisition of a 49% interest in Nurescell AG.

         For a complete description of the terms of the transactions described above, reference is made to the Investment Agreement including the Registration Rights Agreement attached as Exhibit B thereto and the License Agreement between Nurescell, Inc. and Nurescell AG which are attached as exhibits to this Current Report on Form 8-K.

Agreement To Purchase Nurescell Stock
-------------------------------------

         On August 23, 2000 ATI entered into an Agreement For Purchase Of Stock ("Agreement") with Adrian Joseph and his wife Dianna Joseph (the "Josephs") to purchase 3,500,000 shares of the $.0001 par value common stock of Nurescell, Inc. owned by them in consideration for the issuance to the Josephs of 3,500,000 shares of the $.0001 par value common stock of ATI. In addition, the Agreement provides that the Josephs may receive up to an additional 2,000,000 shares of the common stock of ATI in the event that Nurescell AG achieves certain gross revenue numbers over a period of five years. Adrian Joseph is the Chief Executive Officer of Nurescell, Inc.

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         The shares of Nurescell, Inc. to be received by ATI constitute approximately 22.9% of the outstanding shares of Nurescell, Inc.

         The shares to be received by the Josephs are restricted shares. In addition, the Agreement prohibits the Josephs from selling or otherwise transferring in excess of 600,000 shares per year. However, the Agreement provides for the execution of a Registration Rights Agreement giving the Josephs the right to have up to 600,000 shares per year registered over a five year period. The parties have agreed to extend this period to six years. The Josephs have the right to demand registration of their shares each year at their expense, or, if ATI is filing a registration statement to register other shares during that time, to require that their shares be registered at the expense of ATI. In lieu of registering the shares ATI has the right to purchase the shares at 80% of the average bid price at determined times.

         The Agreement also provides for the execution of a Voting Trust Agreement by the Josephs which would give ATI the right to vote any of the shares received by the Josephs under the Agreement for a period of five years. When the Agreement was executed a letter agreement was executed by the parties that waived the requirement of a voting trust agreement on the condition that the Josephs would grant an irrevocable proxy to Mr. Kurt Seifman. Mr Seifman presently owns 4,184,940 shares of the outstanding $.0001 par value common stock of ATI which constitutes approximately 27.4% of the outstanding shares of ATI. However, the parties are presently renegotiating this aspect of the transaction and although they agree that there will be voting rights granted by the Josephs to ATI or some other party for a period of five years from the date of the Agreement, this agreement may take the form of a voting trust agreement, an irrevocable proxy, or some other form of agreement.

         In addition, the parties are in the process of revising both the Agreement and the Registration Rights Agreement included therein although it is not anticipated that these documents will change materially. The Parties have not yet agreed upon a closing date for the transaction.

         This transaction was negotiated between ATI and Mr. Joseph independently of the negotiations between ATI and Nurescell, Inc. concerning the formation of Nurescell AG. Those negotiations were conducted by Mr. William A. Wilson the Chairman of the Board and then President of Nurescell, Inc. However, the management of ATI believed that it would be beneficial and in ATI's best interest to acquire a significant stock position in Nurescell, Inc. in view of the entering into of the agreements between Nurescell, Inc. and ATI concerning the formation of Nurescell AG and the granting of the License to Nurescell AG by Nurescell, Inc. In determining the amount of ATI shares to be exchanged for the Nurescell, Inc. shares the management of ATI took into consideration, among other things, the relative market prices of the respective stocks, the restriction on voting rights of the ATI shares, the restrictions on the ability of Joseph to sell the ATI shares, the percentage that said shares constituted of the outstanding stock of Nurescell, Inc., the benefits of acquiring an ownership position in Nurescell, Inc. in view of the formation of Nurescell AG, and the future business prospects of Nurescell, Inc.

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         For information concerning the business and financial condition of
Nurescell, Inc. reference is made to the Form 10-KSB filed by Nurescell Inc. with the Securities and Exchange Commission on July 12, 2000 for the fiscal year ended March 31, 2000.

         For a complete description of the terms of the transactions described above, reference is made to the Agreement For Purchase Of Stock including the Registration Rights Agreement attached as Exhibit A thereto which is attached as an exhibit to this Current Report on Form 8-K. The Voting Trust Agreement referred to therein is attached as Exhibit B to the Agreement For Purchase Of Stock. However, as stated above this requirement was modified to provide for an irrevocable proxy to be executed by the Josephs in place thereof which is the subject of continuing negotiations. The letter agreement executed by the parties substituting the irrevocable proxy for the Voting Trust Agreement is included as part of the exhibit.

Forward- Looking Statements
---------------------------

         This Current Report may contain certain statements that are "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company notes that statements in this Current Report which look forward in time, which includes everything other than historical information or a summary of agreements actually entered into, involve risks and uncertainties that may affect the Company's actual results of operation. Although ATI believes that the expectations reflected in Forward-Looking Statements are reasonable, management can give no assurance that such expectations will prove to have been correct.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

                  10.11. Investment Agreement between Nurescell, Inc. and
                         Nurescell AG.

                  10.12. License Agreement between Nurescell, Inc. and
                         Nurescell AG.

                  10.13. Agreement For Purchase Of Stock of Nurescell, Inc. by
                         Company.

                   99.1   Press Release dated August 25, 2000.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2000          ADVANCED TECHNOLOGY INDUSTRIES, INC.


                                 By: /S/ Hans Joachim Skrobanek
                                     -------------------------------------------
                                     Hans Joachim Skrobanek, President and Chief
                                       Executive Officer


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